Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-56965, 333-16869 and 333-04971) and in the Registration Statements on Form S-8 (Nos. 333-25837, 33-01893, 33-45900, 33-39529, 33-63732, 33-61240, 33-61238, 33-50369
and 33-52699) of Crown Cork & Seal Company, Inc. of our report dated March 16, 1998 appearing on page 24 of this Form 10-K.



PRICE WATERHOUSE LLP
Philadelphia, Pennsylvania
March 30, 1998